UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2011, Fiserv, Inc. (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $600 million aggregate principal amount of the Company’s 3.125% Senior Notes due 2016 and $400 million aggregate principal amount of the Company’s 4.750% Senior Notes due 2021, both series to be guaranteed by the Guarantors (the “Notes”), in a public offering (the “Offering”). The Offering is expected to close on June 14, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Guarantors, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-169358) that the Company filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2010. The Company is also filing the Underwriting Agreement as part of this Current Report on Form 8-K for purposes of such Registration Statement.

Item 8.01.	Other Events.

On June 6, 2011, the Company announced that it had commenced a tender offer to purchase for cash any and all of its $1.0 billion aggregate principal amount of 6.125% Senior Notes due 2012 (the “Tender Offer”). The Company intends to use the net proceeds from the Offering, together with cash on hand to the extent necessary, to pay the consideration in connection with such Tender Offer, including any premium and accrued and unpaid interest on the tendered notes. The Tender Offer will expire at 5:00 p.m., New York City time, on June 13, 2011, unless extended by the Company. To the extent the Company repurchases the entire $1.0 billion outstanding 6.125% Senior Notes due 2012, the Company expects to incur a loss on debt extinguishment of approximately $53 million after tax. The consummation of the Tender Offer is conditioned upon, among other things, the completion of the Offering.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1)	Underwriting Agreement, dated June 6, 2011, among the Company, the guarantors named therein and the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: June 7, 2011	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated June 6, 2011

Exhibit Number

(1)	Underwriting Agreement, dated June 6, 2011, among the Company, the guarantors named therein and the underwriters named therein.